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                                                                   EXHIBIT 10.46

                            CUMMINGS PROPERTIES LLC
                                 STANDARD FORM
                                COMMERCIAL LEASE

  In consideration of the covenants herein contained, Cummings Properties, LLC, hereinafter called LESSOR, does hereby lease to Sequenom, Inc. (a DE Corp.), 11555 Sorrento Valley Road, San Diego, CA 92121-1331 hereinafter called LESSEE, the following described premises, hereinafter called the leased premises: approximately 3,292 square feet (including 15% common area) at 142-F North Road, Suite 150, Sudbury, MA 01776.

  TO HAVE AND HOLD the leased premises for a term of three (3) years commencing at noon on August 1, 1999 and ending at noon on July 30, 2002 unless sooner terminated as herein provided. LESSOR and LESSEE now covenant and agree that the following terms and conditions shall govern this lease during the term hereof and for such further time as LESSEE shall hold the leased premises.

  1. RENT. LESSEE shall pay to LESSOR base rent at the rate of forty nine thousand two hundred fifteen (49,215.00) U.S. dollars per year, drawn on a U.S. bank, payable in advance in monthly installments of $4,101.25 on the first day in each calendar month in advance, the first monthly payment to be made upon LESSEE's execution of this lease, including payment in advance of appropriate fractions of a monthly payment for any portion of a month at the commencement or end of said lease term. All payments shall be made to LESSOR or agent at 200 West Cummings Park, Woburn, Massachusetts 01801, or at such other place as LESSOR shall from time to time in writing designate. If the "Cost of Living" has increased as shown by the Consumer Price Index (Boston, Massachusetts, all items, all urban consumers), U.S. Bureau of Labor Statistics, the amount of base rent due during each calendar year of this lease and any extensions thereof shall be annually adjusted in proportion to any increase in the Index. All such adjustments shall take place with the rent due on January 1 of each year during the lease term. The base month from determine the amount of each increase in the Index shall be January 1999, which figure shall be compared with the figure for November 1999, and each November thereafter to determine the percentage increase (if any) in the base rent to be paid during the following calendar year. In the event that the Consumer Price Index as presently computed is discontinued as a measure of "Cost of Living" changes, any adjustment shall then be made on the basis of a comparable index then in general use.

  2. SECURITY DEPOSIT. LESSEE shall pay to LESSOR a security deposit in the amount of eight thousand two hundred (8,200.00) U.S. dollars upon the execution of this lease by LESSEE, which shall be held as security for LESSEE's performance as herein provided and refunded to LESSEE without interest at the end of this lease, subject to LESSEE's satisfactory compliance with the conditions hereof. LESSEE may not apply the security deposit to payment of the last month's rent. In the event of any default or breach of this lease by LESSEE, LESSOR may immediately apply the security deposit first to any unamortized improvements completed for LESSEE's occupancy, then to offset any outstanding invoice or other payment due to LESSOR, with the balance applied to outstanding rent. If all or any portion of the security deposit is applied to cure a default or breach during the term of the lease, LESSEE shall be
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responsible for restoring said deposit forthwith, and failure to do so shall be considered a substantial default under the lease. LESSEE's failure to remit the full security deposit or any portion thereof when due shall also constitute a substantial lease default. Until such time as LESSEE pays the security deposit and first month's rent, LESSOR may declare this lease null and void for failure of consideration.

  3. USE OF PREMISES. LESSEE shall use the leased premises only for the purpose of executive and administrative offices, sales, and customer support services.

  4. ADDITIONAL RENT. LESSEE shall pay to LESSOR as additional rent a proportionate share (based on square footage leased by LESSEE as compared with the total leaseable square footage of the building of which the leased premises are a part) of any increase in the real estate taxes levied against the land and building of which the leased premises are a part (hereinafter called the building), whether such increase is caused by an increase in the tax rate, or the assessment on the property, or a change in the method of determining real estate taxes. LESSEE shall make payment within thirty (30) days of written notice from LESSOR that such increased taxes are payable, and any additional rent shall be prorated should the lease terminate before the end of any tax year. The base from which to determine the amount of any increase in taxes shall be the rate and the assessment in effect as of July 1, 1999.

  5. UTILITIES. LESSOR shall provide equipment per LESSOR's building standard specifications to heat the leased premises in season and to cool all office areas between May 1 and November 1. LESSEE shall pay all charges for utilities used on the leased premises, including electricity, gas, oil, water and sewer. LESSEE shall pay the utility provider or LESSOR, as applicable, for all such utility charges as determined by separate meters serving the leased premises and/or as a proportionate share of the utility charges for the building if not separately metered. LESSEE shall also pay LESSOR a proportionate share of any other fees and charges relating in any way to utility use at the building. No plumbing, construction or electrical work of any type shall be done without LESSOR's prior written approval and LESSEE obtaining the appropriate municipal permit.

  6. COMPLIANCE WITH LAWS. LESSEE acknowledges that no trade, occupation, activity or work shall be conducted in the leased premises or use made thereof which may be unlawful, improper, noisy, offensive, or contrary to any applicable statute, regulation, ordinance or bylaw. LESSEE shall keep all employees working in the leased premises covered by Worker's Compensation Insurance and shall obtain any licenses and permits necessary for LESSEE's occupancy. LESSEE shall be responsible for causing the leased premises and any alterations by LESSEE which are allowed hereunder to be in full compliance with any applicable statute, regulation, ordinance or bylaw.

  7. FIRE, CASUALTY, EMINENT DOMAIN. Should a substantial portion of the leased premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, LESSOR may elect to terminate this lease. When such fire, casualty, or taking renders the leased premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and LESSEE may elect to terminate this lease it: (a) LESSOR fails to give written notice within thirty (30) days of intention to restore the leased premises, or (b) LESSOR fails to restore the leased premises to a

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condition substantially suitable for their intended use within ninety (90) days of said fire, casualty or taking. LESSOR reserves all rights for damages or injury to the leased premises for any taking by eminent domain, except for damage to LESSEE's property or equipment.

  8. FIRE INSURANCE. LESSEE shall not permit any use of the leased premises which will adversely affect or make voidable any insurance on the property of which the leased premises are a part, or on the contents of said property, or which shall be contrary to any law or regulation from time to time published by the Insurance Services Office (or successor), local Fire Department, LESSOR's insurer, or any similar body. LESSEE shall on demand reimburse LESSOR, and all other tenants, all extra insurance premiums caused by LESSEE's use of the leased premises. LESSEE shall not vacate the leased premises or permit same to be unoccupied other than during LESSEE's customary non-business days or hours.

  9. MAINTENANCE OF PREMISES. LESSOR will be responsible for all structural maintenance of the leased premises and for the normal daytime maintenance of all space heating and cooling equipment, sprinklers, doors, locks, plumbing, and electrical wiring, but specifically excluding damage caused by the careless, malicious, willful, or negligent acts of LESSEE or others, chemical, water or corrosion damage from any source, and maintenance of any non "building standard" leasehold improvements. LESSEE agrees to maintain at its expense all other aspects of the leased premises in the same condition as they are at the commencement of the term or as they may be put in during the term of this lease, normal wear and tear and damage by fire or other casualty only excepted, and whenever necessary, to replace light bulbs, plate glass and other glass therein, acknowledging that the leased premises are now in good order and the light bulbs and glass whole. LESSEE will properly control or vent all solvents, degreasers, smoke, odors, etc. and shall not cause the area surrounding the leased premises to be in anything other than a neat and clean condition, depositing all waste in appropriate receptacles. LESSEE shall be solely responsible for any damage to plumbing equipment, sanitary lines, or any other portion of the building which results from the discharge or use of any acid or corrosive substance by LESSEE. LESSEE shall not permit the leased premises to be overloaded, damaged, stripped or defaced, nor suffer any waste, and will not keep animals within the leased premises. If the leased premises include any wooden mezzanine type space, the floor capacity of such space is suitable only for office use, light storage or assembly work. LESSEE will protect any carpet with plastic or masonite chair pads under any rolling chairs. Unless heat is provided at LESSOR's expense, LESSEE shall maintain sufficient heat to prevent freezing of pipes or other damage. Any increase in air conditioning equipment or electrical capacity or any installation or maintenance of equipment which is necessitated try some specific aspect of LESSEE's use of the leased premises shall be LESSEE's sole responsibility, at LESSEE's expense and subject to LESSOR's prior written consent. All maintenance provided by LESSOR shall be during LESSOR's normal business hours.

  10. ALTERATIONS. LESSEE shall not make structural alterations or additions of any kind to the leased premises, but may make nonstructural alterations provided LESSOR consents thereto in writing. All such allowed alterations shall be at LESSEE's expense and shall conform with LESSOR's construction specifications. If LESSOR or LESSOR's agent provides any services or maintenance for LESSEE in connection with such alterations or otherwise under this lease, any just invoice will be promptly paid. LESSEE shall not permit any mechanics' liens, or similar liens, to remain upon the leased premises in connection with work of any character

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performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released or removed forthwith without cost to LESSOR. Any alterations or additions shall become part of the leased premises and the property of LESSOR. Any alterations completed by LESSOR or LESSEE shall be LESSOR's "building standard" unless noted otherwise. LESSOR shall have the right at any time to change the arrangement of parking areas, stairs, walkways or other common areas of the building.

  11. ASSIGNMENT OR SUBLEASING. LESSEE shall not assign this lease or sublet or allow any other firm or individual to occupy the whole or any part of the leased premises without LESSOR's prior written consent. Notwithstanding such assignment or subleasing, LESSEE and GUARANTOR shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this lease. LESSEE shall pay LESSOR promptly for legal and administrative expenses incurred by LESSOR in connection with any consent requested hereunder by LESSEE.

  12. SUBORDINATION. This lease shall be subject and subordinate to any and all mortgages and other instruments in the nature of a mortgage, now or at any time hereafter, and LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages or other such instruments in the nature of a mortgage.

  13. LESSOR'S ACCESS. LESSOR or agents of LESSOR may at any reasonable time enter to view the leased premises, to make repairs and alterations as LESSOR should elect to do for the leased premises, the common areas or any other portions of the building, to make repairs which LESSEE is required but has failed to do, and to show the leased premises to others.

  14. SNOW REMOVAL. The plowing of snow from all roadways and unobstructed parking areas shall be at the sole expense of LESSOR. The control of snow and ice on all walkways, steps and loading areas serving the leased premises and all other areas not readily accessible to plows shall be the sole responsibility of LESSOR except for claims arising out of LESSOR's negligence. Notwithstanding the foregoing, however, LESSEE shall hold LESSOR and OWNER harmless from any and all claims by LESSEE's agents, representatives, employees, callers or invitees for damage or personal injury resulting in any way from snow or ice on any area serving the leased premises.

  15. ACCESS AND PARKING. LESSEE shall have the right without additional charge to use parking facilities provided for the leased premises in common with others entitled to the use thereof. Said parking areas plus any stairs, corridors, walkways, elevators or other common areas (hereinafter collectively called the common areas) shall in all cases be considered a part of the leased premises when they are used by LESSEE or LESSEE's employees, agents, callers or invitees. LESSEE will not obstruct in any manner any portion of the building or the walkways or approaches to the building, and will conform to all rules and regulations now or hereafter made by LESSOR for parking, and for the care, use, or alteration of the building, its facilities and approaches. LESSEE further warrants that LESSEE will not permit any employee or visitor to violate this or any other covenant or obligation of LESSEE. No unattended parking will be permitted between 7:00 PM and 7:00 AM without LESSOR's prior written approval, and from December 1 through March 31 annually, such parking shall be permitted only in those areas

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specifically designated for assigned overnight parking. Unregistered or disabled vehicles, or storage trailers of any type, may not be parked at any time. LESSOR may tow, at LESSEE's sole risk and expense, any misparked vehicle belonging to LESSEE or LESSEE's agents, employees, invitees or callers, at any time. LESSOR shall not be responsible for providing any security services for the leased premises.

  16. LIABILITY. LESSEE shall be solely responsible as between LESSOR and LESSEE for deaths or personal injuries to all persons whomsoever occurring in or on the leased premises (including any common areas that are considered part of the leased premises hereunder) from whatever cause arising, and damage to property to whomsoever belonging arising out of the use, control, condition or occupation of the leased premises by LESSEE; and LESSEE agrees to indemnity and save harmless LESSOR and OWNER from any and all liability, including but not limited to costs, expenses, damages, causes of action, claims, judgments and attorney's fees caused by or in any way growing out of any matters aforesaid, except for death, personal injuries or property damage directly resulting from the sole negligence of LESSOR.

  17. INSURANCE. LESSEE will secure and carry at its own expense a commercial general liability policy insuring LESSEE, LESSOR and OWNER against any claims based on bodily injury (including death) or property damage arising out of the condition of the leased premises (including any common areas that are considered part of the leased premises hereunder) or their use by LESSEE, such policy to insure LESSEE, LESSOR and OWNER against any claim up to One Million (1,000,000) Dollars in the case of any one accident involving bodily injury (including death), and up to One Million (1,000,000) Dollars against any claim for damage to property. LESSOR and OWNER shall be included in each such policy as additional insureds using ISO Form CG 20 26 11 85 or some other form approved by LESSOR. LESSEE will file with LESSOR prior to occupancy certificates and any applicable riders or endorsements showing that such insurance is in force, and thereafter will file renewal certificates prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled without at least ten (10) days prior written notice to each insured. In the event LESSEE shall fail to provide or maintain such insurance at any time during the term of this lease, then LESSOR may elect to contract for such insurance at LESSEE's expense.

  18. SIGNS. LESSOR authorizes, and LESSEE at LESSEE's expense agrees to erect promptly upon commencement of this lease, signage for the leased premises in accordance with LESSOR's building standards for style, size, location, etc. LESSEE shall obtain the prior written consent of LESSOR before erecting a sign on the leased premises, which consent shall include approval as to size, wording, design and location. LESSOR may remove and dispose of any sign not approved, and or displayed in conformance with this lease.

  19. BROKERAGE. LESSEE warrants and represents to LESSOR that LESSEE has dealt with no broker or third person with respect to this lease except Tad Lee of Meredith & Grew, and LESSEE agrees to indemnity LESSOR against any brokerage claims arising by virtue of this lease. LESSOR warrants and represents to LESSEE that LESSOR has employed no exclusive broker or agent in connection with the letting of the leased premises.

  20. DEFAULT AND ACCELERATION OF RENT. In the event that: (a) any assignment for the benefit of creditors, trust mortgage, receivership or other insolvency proceeding shall be

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made or instituted with respect to LESSEE or LESSEE's property; (b) LESSEE shall default in the observance or performance of any of LESSEE's covenants, agreements, or obligations hereunder, other than substantial monetary payments as provided below, and such default shall not be corrected within ten (10) days after written notice thereof; or (c) LESSEE vacates the leased premises, then LESSOR shall have the right thereafter, while such default continues and without demand or further notice, to re-enter and take possession of the leased premises, to declare the term of this lease ended, and to remove LESSEE's effects, without being guilty of any manner of trespass, and without prejudice to any remedies which might be otherwise used for arrears of rent or other default or breach of the lease. If LESSEE shall default in the payment of the security deposit, rent, taxes, substantial invoice from LESSOR or LESSOR's agent for goods and/or services or other sum herein specified, and such default shall continue for ten (10) days after written notice hereof, and, because both parties agree that nonpayment of said sums when due is a substantial breach of the lease, and, because the payment of rent in monthly installments is for the sole benefit and convenience of LESSEE, then in addition to the foregoing remedies the entire balance of rent which is due hereunder shall become immediately due and payable as liquidated damages. LESSOR, without being under any obligation to do so and without thereby waiving any default, may remedy same for the account and at the expense of LESSEE, if LESSOR pays or incurs any obligations for the payment of money in connection therewith, such sums paid or obligations incurred plus interest and costs, shall be paid to LESSOR by LESSEE as additional rent. Any sums received by LESSOR from or on behalf of LESSEE at any time shall be applied first to any unamortized improvements completed for LESSEE's occupancy, then to offset any outstanding invoice or other payment due to LESSOR, with the balance applied to outstanding rent. LESSEE agrees to pay reasonable attorney's fees and/or administrative costs incurred by LESSOR in enforcing any or all obligations of LESSEE under this lease at any time. LESSEE shall pay LESSOR interest at the rate of eighteen (18) percent per annum on any payment from LESSEE to LESSOR which is past due.

  21. NOTICE. Any notice from LESSOR to LESSEE relating to the leased premises or to the occupancy thereof shall be deemed duty served when left at the leased premises addressed to LESSEE, or served by constable, or sent to the leased promises by certified mail, return receipt requested, postage prepaid, addressed to LESSEE. Any notice from LESSEE to LESSOR relating to the leased premises or to the occupancy thereof shall be deemed duty served when served by constable, or delivered to LESSOR by certified mail, return receipt requested, postage prepaid, addressed to LESSOR at 200 West Cummings Park, Woburn, MA 01801 or at LESSOR's last designated address. No oral notice or representation shall have any force or effect. Time is of the essence in the service of any notice.

  22. OCCUPANCY. In the event that LESSEE takes possession of said leased premises prior to the start of the lease term, LESSEE will perform and observe all of LESSEE's covenants from the date upon which LESSEE takes possession except the obligation for the payment of extra rent for any period of less than one month. LESSEE shall not remove LESSEE's goods or property from the leased premises other than in the ordinary and usual course of business, without having first paid and satisfied LESSOR for all rent which may become due during the entire term of this lease. LESSOR may require LESSEE to relocate to another similar facility upon prior written notice to LESSEE and on terms comparable to those herein. In the event that LESSEE continues to occupy or control all or any part of the leased premises after the agreed termination of this lease without the written permission of LESSOR, then LESSEE shall be

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liable to LESSOR for any and all loss, damages or expenses incurred by LESSOR, and all other terms of this lease shall continue to apply except that rent shall be due in full monthly installments at a rate of one hundred fifty (150) percent of that which would otherwise be due under this lease, it being understood between the parties that such extended occupancy is as a tenant at sufferance and is solely for the benefit and convenience of LESSEE and as such has greater rental value. LESSEE's control or occupancy of all or any part of the leased premises beyond noon on the last day of any monthly rental period shall constitute LESSEE's occupancy for an entire additional month, and increased rent as provided in this section shall be due and payable immediately in advance. LESSOR's acceptance of any payments from LESSEE during such extended occupancy shall not alter LESSEE's status as a tenant at sufferance.

  23. FIRE PREVENTION. LESSEE agrees to use every reasonable precaution against fire and agrees to provide and maintain approved, labeled fire extinguishers, emergency lighting equipment, and exit signs and complete any other modifications within the leased premises as required or recommended by the Insurance Services Office (or successor organization), OSHA, the local Fire Department, or any similar body.

  24. OUTSIDE AREA. Any goods, equipment, or things of any type or description held or stored in any common area without LESSOR's prior written consent shall be deemed abandoned and may be removed by LESSOR at LESSEE's expense without notice. LESSEE shall maintain a building standard size dumpster in a location approved by LESSOR, which dumpster shall be provided and serviced at LESSEE's expense by whichever disposal firm may from time to time be designated by LESSOR. Alternatively, if a shared dumpster or compactor is provided by LESSOR, LESSEE shall pay its proportionate share of any costs associated therewith.

  25. ENVIRONMENT. LESSEE will so conduct and operate the leased premises as not to interfere in any way with the use and enjoyment of other portions of the same or neighboring buildings by others by reason of odors, smoke, exhaust, smells, noise, pets, accumulation of garbage or trash, vermin or other pests, or otherwise, and will at its expense employ a professional pest control service it necessary. LESSEE agrees to maintain efficient and effective devices for preventing damage to heating equipment from solvents, degreasers, cutting oils, propellants, etc. which may be present at the leased premises. No hazardous materials or wastes shall be stored, disposed of, or allowed to remain at the leased premises at any time, and LESSEE shall be solely responsible for any and all corrosion or other damage associated with the use, storage and/or disposal of same by LESSEE.

  26. RESPONSIBILITY. Neither LESSOR nor OWNER shall be held liable to anyone for loss or damage caused in any way by the use, leakage, seepage or escape of water from any source, or for the cessation of any service rendered customarily to said premises or buildings, or agreed to by the terms of this lease, due to any accident, the making of repairs, alterations or improvements, labor difficulties, weather conditions, mechanical breakdowns, trouble or scarcity in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for said building, or any cause beyond LESSOR's immediate control.

  27. SURRENDER. LESSEE shall at the termination of this lease remove all of LESSEE's goods and effects from the leased premises. LESSEE shall deliver to LESSOR the leased premises and all keys and locks thereto, all fixtures and equipment connected therewith, and all

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alterations, additions and improvements made to or upon the leased premises, whether completed by LESSEE, LESSOR or others, including but not limited to any offices, partitions, window blinds, floor coverings (including computer floors), plumbing and plumbing fixtures, air conditioning equipment and ductwork of any type, exhaust fans or heaters, water coolers, burglar alarms, telephone wiring, telephone equipment, air or gas distribution piping, compressors, overhead cranes, hoists, trolleys or conveyors, counters, shelving or signs attached to walls or floors, all electrical work, including but not limited to lighting fixtures of any type, wiring, conduit, EMT, transformers, distribution panels, bus ducts, raceways, outlets and disconnects, and furnishings or equipment which have been bolted, welded, nailed, screwed, glued or otherwise attached to any wall, floor, ceiling, roof, pavement or ground, or which have been directly wired to any portion of the electrical system or which have been plumbed to the water supply, drainage or venting systems serving the leased premises. LESSEE shall deliver the leased premises sanitized from any chemicals or other contaminants, and broom clean and in the same condition as they were at the commencement of this lease or any prior lease between the parties for the leased premises, or as they were modified during said term with LESSOR's written consent, reasonable wear and tear and damage by fire or other casualty only excepted. In the event of LESSEE's failure to remove any of LESSEE's property from the leased promises upon termination of the lease, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any such property at LESSEE's expense, or to retain same under LESSOR's control, or to sell at public or private sale (without notice), any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such abandoned property. In no case shall the leased premises be deemed surrendered to LESSOR until the termination date provided herein or such other date as may be specified in a written agreement between the parties, notwithstanding the delivery of any keys to LESSOR.

  28. GENERAL. (a) The invalidity or unenforceability of any provision of this lease shall not affect or render invalid or unenforceable any other provision hereof. (b) The obligations of this lease shall run with the land, and this lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that LESSOR and OWNER shall be liable only for obligations occurring while lessor, owner, or master lessee of the premises. (c) Any action or proceeding arising out of the subject matter of this lease shall be brought by LESSEE within one year after the cause of action has occurred and only in a court of the Commonwealth of Massachusetts. (d) If LESSOR is acting under or as agent for any trust or corporation, the obligations of LESSOR shall be binding upon the trust or corporation, but not upon any trustee, officer, director, shareholder, or beneficiary of the trust or corporation individually. (e) If LESSOR is not the owner (OWNER) of the leased premises, LESSOR represents that said OWNER has agreed to be bound by the terms of this lease unless LESSEE is in default hereof. (f) This lease is made and delivered in the Commonwealth of Massachusetts, and shall be interpreted, construed, and enforced in accordance with the laws thereof. (g) This lease was the result of negotiations between parties of equal bargaining strength, and when executed by both parties shall constitute the entire agreement between the parties, superseding all prior oral and written agreements, representations, statements and negotiations relating in any way to the subject matter herein. This lease may not be extended or amended except by written agreement signed by both parties or as otherwise provided herein, and no other subsequent oral or written representation shall have any effect hereon. (h) Notwithstanding any other statements herein, LESSOR makes no warranty, express or implied, concerning the suitability of the leased

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premises for LESSEE's intended use. (i) LESSEE agrees that if LESSOR does not deliver possession of the leased premises as herein provided for any reason, LESSOR shall not be liable for any damages to LESSEE for such failure, but LESSOR agrees to use reasonable efforts to deliver possession to LESSEE at the earliest possible date. A proportionate abatement of rent, excluding the cost of any amortized improvements to the leased premises, for such time as LESSEE may be deprived of possession of the leased premises, except where a delay in delivery is caused in any way by LESSEE, shall be LESSEE's sole remedy. (j) Neither the submission of this lease form, nor the prospective acceptance of the security deposit and/or rent shall constitute a reservation of or option for the leased premises, or an offer to lease, it being expressly understood and agreed that this lease shall not bind either party in any manner whatsoever until it has been executed by both parties. (k) LESSEE shall not be entitled to exercise any option contained herein if LESSEE is at that time in default of any terms or conditions hereof. (l) Except as otherwise provided herein, LESSOR, OWNER and LESSEE shall not be liable for any special, incidental, indirect or consequential damages, including but not limited to lost profits or loss of business, arising out of or in any manner connected with performance or nonperformance under this lease, even if any party has knowledge of the possibility of such damages. (m) The headings in this lease are for convenience only and shall not be considered part of the terms hereof. (n) No endorsement by LESSEE on any check shall bind LESSOR in any way. (o) LESSOR and LESSEE hereby waive any and all rights to a jury trial in any proceeding in any way arising out of this lease.

  29.  SECURITY AGREEMENT.  This Paragraph Does Not Apply.

  30. WAIVERS, ETC. No consent or waiver, express or implied, by LESSOR, to or of any breach of any covenant, condition or duty of LESSEE shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty. If LESSEE is several persons, several corporations or a partnership, LESSEE's obligations are joint or partnership and also several. Unless repugnant to the context, "LESSOR" and "LESSEE" mean the person or persons, natural or corporate, named above as LESSOR and as LESSEE respectively, and their respective heirs, executors, administrators, successors and assigns.

  31. AUTOMATIC FIVE-YEAR EXTENSIONS. This lease, including all terms, conditions, escalations, etc. shall be automatically extended for additional successive periods of five (5) years each unless LESSOR or LESSEE shall serve written notice, either party to the other, of either party's desire not to so extend the lease. The time for serving such written notice shall be not more than twelve (12) months or less than four (4) months prior to the expiration of the current lease period. Time is of the essence.

  32.  ADDITIONAL PROVISIONS.  (Continued on attached rider(s) if necessary.)

                             - SEE ATTACHED RIDER -

  IN WITNESS WHEREOF, LESSOR and LESSEE have hereunto set their hands and common seals and intend to be legally bound hereby this 24th day of June, 1999.

LESSOR:  CUMMINGS PROPERTIES LLC  LESSEE:  SEQUENOM, INC.

By:  /s/ illegible                    By:  /s/ Hubert Koster   6/24/99
     ---------------------------           ---------------------------
     Executive Vice President              President & CEO

                                    GUARANTY

  IN CONSIDERATION of the making of the above lease by Cummings Properties LLC with Sequenom, Inc. at the request of the undersigned and in reliance on this guaranty, the undersigned (GUARANTOR) hereby personally guarantees the prompt payment of rent by LESSEE and the performance by LESSEE of all terms, conditions, covenants and agreements of the lease, any amendments thereto and any extensions or assignments thereof, and the undersigned promises to pay all expenses, including reasonable attorney's fees, incurred by LESSOR in exercising all obligations of LESSEE under the lease or incurred by LESSOR in enforcing this guaranty. LESSOR's consent to any assignments, subleases, amendments and extensions by LESSEE or to any compromise or release of LESSEE's liability hereunder, with or without notice to the undersigned, or LESSOR's failure to notify the undersigned of any default and/or reinstatement of the lease by LESSEE, shall not relieve the undersigned from liability as GUARANTOR.

  IN WITNESS WHEREOF, the undersigned GUARANTOR has hereunto set his/her/its hand and common seal intending to be legally bound hereby as of this __ day of ________, ____.

                                                                    990341-DJC-3

                            CUMMINGS PROPERTIES, LLC
                                 STANDARD FORM
                                 RIDER TO LEASE

The following additional provisions are incorporated into and made a part of the attached lease:

A. * LESSOR, at LESSOR's cost, shall modify the leased premises according to a mutually agreed upon plan attached hereto before or about the time LESSEE takes possession of the leased premises.

B. * LESSOR, if requested to do so by LESSEE, and at LESSEE's sole expense, agrees to complete certain improvements and alterations necessitated by LESSEE's use of the leased premises according to a plan to be mutually agreed upon by both parties. These alterations shall be considered "nonbuilding standard" for maintenance purposes pursuant to Section 9 of the lease.

C. * The parties acknowledge and agree that, as of the execution of this lease, the leased premises have not been demised. Accordingly, upon completion of the modifications provided for herein, LESSOR shall carefully measure the entire leased premises, and if the size including common area does not equal the total number of square feet set forth in the initial paragraph of this lease, LESSOR shall notify LESSEE in writing of the actual revised square footage and the corresponding increase or decrease in rent, based on the same rate per square foot used in this lease.

D. * In the event that LESSOR is unable to obtain a building permit for the modifications at the leased premises for the purposes set forth in Section 3 above, LESSOR shall have the right, at its sole expense, to appeal any such decision. If LESSOR declines to prosecute said appeal or if any such decision is upheld after all applicable appeals have been exhausted, then LESSEE may cancel this lease by serving LESSOR with 30 days prior written notice to that effect, and neither party shall have any further obligation to the other. Cancellation of the lease shall be LESSEE's exclusive remedy for any failure by LESSOR to obtain a building permit or otherwise in connection with this paragraph.

E. With reference to Section 25 above, no hazardous materials or hazardous wastes shall be used, processed, stored, or disposed of in any manner or form within the leased premises or any extension thereof in violation of any applicable local, state, or federal law, rule or regulation. In addition, any and all hazardous materials and hazardous waste shall be disposed of in containers for off-site disposal, and shall not be disposed of on-site through the plumbing system or in any other manner. LESSEE shall be solely responsible for and shall indemnify and hold LESSOR harmless from any and all liability, damage or personal injury associated with any use, processing, storage, or disposal of such materials.

F. * As of the termination date of this lease, LESSEE, at LESSEE's sole expense, shall return the leased premises free from any and all hazardous materials, hazardous wastes, biological, radiological, chemical or other contamination or any other materials that are in any way harmful to anyone, and shall be solely responsible for remedying any and all damage, removing any and all contamination, and properly disposing of any hazardous materials, hazardous wastes and contamination. In addition, LESSEE, at LESSEE's sole expense, shall engage an independent and accredited industrial hygiene consultant to certify that as of the termination date of this lease, the entire leased premises and any extension thereof utilized in any way by LESSEE is free from any biological, radiological, chemical or other contamination and is in no way damaged as a result of LESSEE's use of the premises. Said certification shall also specify that the premises are then fully suitable for unrestricted, unconditional future use and occupation by others. Time is of the essence.

G. With respect to any condition existing prior to the commencement of LESSEE's occupancy under this lease, LESSOR shall hold LESSEE harmless from any and all suits, judgments, or liabilities, for any "release," as defined in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), of any "hazardous substance" as defined in Section 101 (14) of CERCLA, or any petroleum (including crude oil or any fraction thereof) as a result of any activity on the property of which the leased premises are a part occurring prior to LESSEE's occupancy and not caused by LESSEE.

H. During the initial term of this lease, LESSEE shall have the one-time right of first lease of approximately 1,000 square feet of currently vacant adjacent space at 142 North Road at LESSOR's then current published rental rate for said space as it becomes available for lease directly from LESSOR, following its next leasing to a third party, subject to the right of said third party to extend or otherwise renegotiate its lease. LESSEE shall have 48 hours from receipt of notice from LESSOR of said availability to execute LESSOR's then current standard form lease or amendment to lease for said additional space. If LESSOR fails to notify LESSEE of the availability of said space and leases said space to others, and if LESSEE notifies LESSOR of its desire to lease said space and immediately executes LESSOR's then current standard form lease or amendment to lease for said space, LESSOR shall then have 60 days to relocate the other party. If LESSOR fails to relocate the other party within said 60 days and execute the new lease or amendment to lease with LESSEE, then LESSEE may elect, by serving LESSOR written notice within 30 days after expiration of the relocation period, to occupy a similar amount of additional space elsewhere in the building on a no-charge basis until such time as LESSOR delivers possession of said space. This shall be LESSEE's exclusive remedy for any failure by LESSOR to deliver possession of said space or any breach by LESSOR of the provisions of this paragraph. Time is of the essence.

                                    DIAGRAM



                                    /s/  illegible
                              -------------------------------
                                       (Signature)

                            CUMMINGS PROPERTIES, LLC
                                 STANDARD FORM

                             AMENDMENT TO LEASE #1

  In connection with a lease currently in effect between the parties at 142 F North Road, Suite 150, Sudbury, Massachusetts, executed on June 24, 1999 and terminating July 30, 2002 and in consideration of the mutual benefits to be derived herefrom, Cummings Properties, LLC, LESSOR and Sequenom, Inc. LESSEE hereby agree to amend said lease as follows:

1. The Common area of the portion of the building that serves the leased premises is hereby changed from 15 percent to 13.1 percent of the building.

2. The size of the leased premises is hereby decreased from 3,292 square feet (including 15% common area) to 3,258 square feet (including 13.1% common area), as a result of the above change in the common area and the remeasuring of the leased premises as provided in the Rider to Lease, Paragraph C.

3. LESSOR, at LESSEE's sole expense, shall complete alterations and improvements within the leased premises in accordance with the mutually agreed upon plan and Additional Work Authorizations attached hereto. LESSOR shall amortize the agreed charge of $9,324, without interest, for said modifications in the additional rent provided below.


  This amendment shall not bind either party in any manner until it has been executed by both parties. All other terms, conditions and covenants of the present lease shall continue to apply except that* adjusted base rent shall be increased by $2,688.50 annually, from a total of $49,215.00 to a new annual total of $51,903.50 or $4,325.29 per month. Annual base rent for purposes of computing any future escalations thereon shall be $51,903.50. This amendment shall be effective August 1, 1999 and shall continue through the balance of the lease and any extensions thereof unless further modified by written amendment(s).

*effective September 1, 1999

  In witness whereof, LESSOR and LESSEE have hereunto set their hands and common seals this 2nd day of September, 1999.

LESSOR:  CUMMINGS PROPERTIES, LLC                                  LESSEE:  SEQUENOM, INC.
By:  /s/  ILLEGIBLE                                                By:  /s/  ILLEGIBLE
   --------------------------------------------                        -----------------------------------------
                                             Executive Vice President

                         ADDITIONAL WORK AUTHORIZATION
                       ATLANTIC BOSTON CONSTRUCTION, INC.
                    200 WEST CUMMINS PARK, WOBURN, MA  01801
                        781-935-8000--fax  781-935-1990

---------------------------------------------------------------------------------------------------------------
CUSTOMER NAME                                                                    DATE          ORIGINATOR
Sequenom                                                                         8/23/99       DJC/MAA
---------------------------------------------------------------------------------------------------------------
STREET                                                          CITY             STATE         ZIP CODE
   142 - F North Rd., Suite 150                                 Sudbury          MA            01776
---------------------------------------------------------------------------------------------------------------
ATTENTION                                                       PHONE            FAX
Dan Little
---------------------------------------------------------------------------------------------------------------

PROVIDE LABOR AND MATERIALS TO EXECUTE THE FOLLOWING SCOPE OF WORK:

   See attached AWA plan dated 8/5/99

   1. Remove existing carpet and install approx. 1520 SF of CPL standard VCT in customers lab and demonstration area.

                               PRICE:      $4,134.00
         Less CPL contribution (50%):      $2,067.00
                                           ---------
                         TOTAL PRICE:      $2,067.00

 . No representation is made as to the suitability of above work for Customer's use of occupancy. IF DIFFERENT THAN STATED IN LEASE (INITIAL) 9/2/9

 .  Customer to remove furniture and equipment from the work area.

 . Customer acknowledges that the above work or revisions from previously approved plans may cause a delay beyond any prior scheduled completion date.

 . This quote is valid for 30 days from the date of issue. If space is unoccupied on date of issue, prices may increase after occupancy. Above work is to be accomplished during normal working hours or during prearranged overtime at additional expense. Contract price includes sales tax.

 .  AUTHORIZED IN LEASE TERM (INITIAL) 9/2/9

 . Customer acknowledges that the work described herein shall be considered nonbuilding standard under the terms of the lease and shall be maintained by Customer following installation, unless otherwise noted.


ACCEPTED BY:      /s/ Delbert F. Foit       DATE:   9/2/99
             ---------------------------         -------------

      PRINTED NAME:      DELBERT F. FOIT                TITLE:     Illegible
                   --------------------------------             ----------------

-----------------------------------------------------------------------------------------------------------------------------
FOR OFFICE USE ONLY      Design/Construction    INITIAL   Supervisor    INITIAL     LESSEE Cert of Insurance and     Initial
                         Approval                    JT   Approval           SF     Endorsement on file                   SF
-----------------------------------------------------------------------------------------------------------------------------

                         ADDITIONAL WORK AUTHORIZATION
                       ATLANTIC BOSTON CONSTRUCTION, INC.
                    200 WEST CUMMINS PARK, WOBURN, MA  01801
                        781-935-8000--fax  781-935-1990

-------------------------------------------------------------------------------------------------------
CUSTOMER NAME                                                               DATE          ORIGINATOR
Sequenom                                                                    8/23/99       DJC/MAA
-------------------------------------------------------------------------------------------------------
STREET                                                          CITY        STATE         ZIP CODE
   142 - F North Rd., Suite 150                                 Sudbury     MA            01776
-------------------------------------------------------------------------------------------------------
ATTENTION                                                       PHONE       FAX
Dan Little
-------------------------------------------------------------------------------------------------------

PROVIDE LABOR AND MATERIALS TO EXECUTE THE FOLLOWING SCOPE OF WORK:

 See attached AWA plan dated 8/4/99

1. Install nine 8' long 120V, 20A, ivory plugmold strips at 40" a.f.f., with outlets at 6" oc. Work includes dedicated lines from each strip to existing electrical panel.
                                      PRICE:                 $1,917.00

2. Install three 208V, single phase, dedicated electrical outlets NEMA configuration to be provided by customer prior to commencement of work.

                                      PRICE:                 $  516.00

3. Install a 3' x 4' painted plywood phone panel at approved location. Plywood to be mounted directly atop existing drywall finish.

                                      PRICE:                 $  100.00


 .    No representation is made as to the suitability of above work for
     Customer's use of occupancy. IF DIFFERENT THAN STATED IN LEASE (INITIALS) 9/2/99

 .    Customer to remove furniture and equipment from the work area.

 .    Customer acknowledges that the above work or revisions from previously approved plans may cause a delay beyond any prior scheduled completion date.

 .    This quote is valid for 30 days from the date of issue. If space is unoccupied on date of issue, prices may increase after occupancy. Above work is to be accomplished during normal working hours or during prearranged overtime at additional expense. Contract price includes sales tax.

 .    AUTHORIZED IN LEASE TERM (INITIALS) 9/2/99

 .    Customer acknowledges that the work described herein shall be considered nonbuilding standard under the terms of the lease and shall be maintained by Customer following installation, unless otherwise noted.


ACCEPTED BY:    /s/  Delbert F. Foit             DATE:    9/2/99
             ------------------------------           --------------

                 PRINTED NAME:    DELBERT F. FOIT       TITLE:  Illegible
                               ----------------------         --------------

---------------------------------------------------------------------------------------------------------------------------------
FOR OFFICE USE ONLY    Design/Construction     INITIALS     Supervisor     INITIALS    LESSEE Cert of Insurance and    INITIALS
                       Approval                      JT      Approval            SF    Endorsement on file                   SF
---------------------------------------------------------------------------------------------------------------------------------

                         ADDITIONAL WORK AUTHORIZATION
                       ATLANTIC BOSTON CONSTRUCTION, INC.
                    200 WEST CUMMINS PARK, WOBURN, MA  01801
                        781-935-8000--fax  781-935-1990

-----------------------------------------------------------------------------------------------------
CUSTOMER NAME                                                               DATE         ORIGINATOR
Sequenom                                                                    8/23/99      DJC/MAA
-----------------------------------------------------------------------------------------------------
STREET                                                     CITY             STATE        ZIP CODE
   142 - F North Rd., Suite 150                            Sudbury          MA           01776
-----------------------------------------------------------------------------------------------------
ATTENTION                                                  PHONE            FAX
Dan Little
-----------------------------------------------------------------------------------------------------

PROVIDE LABOR AND MATERIALS TO EXECUTE THE FOLLOWING SCOPE OF WORK:

 See attached AWA plan dated 8/5/99

1. In the Demonstration Area, install a CPL standard 30" sink base cabinet with a 22" x 25" x 10" deep stainless steel sink, goose neck faucet with wing blade handle, a 30" postformed countertop and in the adjacent Lab install a CPL standard composite utility with faucet, work includes: installation of a backflow preventer at the main water supply, a 10 gallon electric hot water heater with expansion tank, a15 gallon pH neutralization tank, separate vent throughout the roof, and all piping required to connect hot, cold, and waste lines to existing services.

                                         PRICE:      $4,080.00

Note:
----
     Customer has previously acknowledged that no chemical waste of any kind will be disposed of in the above mentioned sink drains.

Option
------

     Install a wall mounted eye wash system adjacent to sink and cabinet in the Demonstration Area, work includes: connection to potable cold water supply system (not non-potable supply at adjacent sink), connection to vent and waste line at adjacent sink, and patching and painting of adjacent dry wall partition as necessary.

                                         PRICE:      $784.00

 .    No representation is made as to the suitability of above work for
     Customer's use of occupancy. IF DIFFERENT THAN STATED IN LEASE (INITIALS) 9/2/99

 .    Customer to remove furniture and equipment from the work area.

 .    Customer acknowledges that the above work or revisions from previously approved plans may cause a delay beyond any prior scheduled completion date.

 .    This quote is valid for 30 days from the date of issue. If space is unoccupied on date of issue, prices may increase after occupancy. Above work is to be accomplished during normal working hours or during prearranged overtime at additional expense. Contract price includes sales tax.

 .    AUTHORIZED IN LEASE TERM (INITIALS) 9/2/99

 .    Customer acknowledges that the work described herein shall be considered nonbuilding standard under the terms of the lease and shall be maintained by Customer following installation, unless otherwise noted.


ACCEPTED BY:  /s/  Delbert F. Foit            DATE:    9/2/99
            -------------------------------        --------------

            PRINTED NAME:   DELBERT F. FOIT        TITLE:  Illegible
                         ---------------------           --------------

------------------------------------------------------------------------------------------------------------------------------
FOR OFFICE USE ONLY     Design/Construction    INITIALS    Supervisor   INITIALS    LESSEE Cert of Insurance and    INITIALS
                        Approval                     UT      Approval         SP    Endorsement on file                   SP
------------------------------------------------------------------------------------------------------------------------------

                                    DIAGRAM

                                    DIAGRAM